Exhibit 10.01

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of September 29, 2005 (this “Agreement”), by and among Kana Software, Inc., a Delaware corporation, with headquarters located at 181 Constitution Drive, Menlo Park, California 94025 (the “Company”), and each of the Buyers set forth on the signature pages hereto (the “Buyers”);

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Company has authorized the issuance to the Buyers of Four Million Dollars ($4,000,000) of units (the “Units”), each Unit consisting of (i) one (1) share of the Company’s common stock, par value $.001 (the “Common Stock”), and (ii) 0.36 warrants, in the form attached hereto as Exhibit “A” (each, a “Warrant” and, collectively, the “Warrants”), at the Purchase Price Per Unit described in Section 1.2. The shares of Common Stock issuable pursuant hereto, together with any shares of Common Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto, are hereinafter referred to as the “Purchased Shares.” The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the “Warrant Shares.” The Purchased Shares, Warrants and Warrant Shares are collectively referred to herein as the “Securities”;

C. The Buyers desire to purchase and the Company desires to issue and sell upon, and subject to, the terms and conditions set forth in this Agreement, the Units for an aggregate purchase price of Four Million Dollars ($4,000,000) (the “Aggregate Purchase Price”); and

D. Contemporaneous with the execution and delivery of this Agreement, the Company and the Buyer are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit “B” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

Section 1.1 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to the Buyers, and each Buyer shall purchase from the Company, such number of Units as set forth immediately below such Buyer’s name on signature pages hereto.

Section 1.2 Purchase Price Per Unit. The “Purchase Price Per Unit” shall equal $1.5227. The aggregate number of Units to be issued by the Company to the Buyers on the Closing Date (as defined below) shall equal the quotient arrived at by dividing (x) the Aggregate Purchase Price by (y) the Purchase Price Per Unit.

Section 1.3 Form of Payment; Delivery of Purchased Shares and Warrants. On the Closing Date, (i) each Buyer shall pay the purchase price for the Units to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company (in accordance with the Company’s written instructions) against the Company’s delivery of duly executed certificates for the Purchased Shares and Warrants representing the number of Units set forth immediately below such Buyer’s name on the signature pages hereto and (ii) the Company or its transfer agent (the “Transfer Agent”) shall deliver such certificates, duly executed on behalf of the Company, to such Buyer, against the delivery of such Purchase Price. In addition, on or prior to the Closing Date, each of the Company and the Buyers shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 1.4 Closing Date. Subject to the satisfaction (or waiver) to the conditions thereto set forth in Article VI below, the date and time of the issuance and sale of the Purchased Shares and Warrants pursuant to this Agreement (the “Closing Date”) shall occur on a date after satisfaction of the conditions to closing set forth in Section 6 hereof; provided however that the Closing Date shall not be later than September 30, 2005. The closing of the transaction contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at the offices of Akerman Senterfitt, One S.E. 3rd Avenue, 28th Floor, Miami, Florida 33131, or at such other location as may be agreed to by the parties. “Trading Day” means any day during which (i) the Principal Exchange shall be open for trading and (ii) trading in the Company Common Stock shall not have been halted at any time during such day for any reason.

ARTICLE II

BUYER’S REPRESENTATIONS AND WARRANTIES

Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

Section 2.1 Investment Purpose. The Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

Section 2.2 Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

Section 2.3 Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

Section 2.4 Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Article III below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

Section 2.5 Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

Section 2.6 Transfer or Re-sale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act in accordance with the prospectus delivery requirements thereunder, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2.6 and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144 and Buyer shall provide customary documentation to the Company confirming eligibility for such exemption; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, in accordance with Section 4.14, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Section 2.7 Legends. The Buyer understands that the Warrants and, until such time as the Purchased Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule

144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 2.8 Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application from time to time in effect.

Section 2.9 Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer’s name on the signature pages hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Buyer that:

Section 3.1 Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3.1 sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse effect on (i) the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company and its Subsidiaries (as defined below), if any, taken as a whole, (ii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iii) the authority or the ability of the Company to perform its obligations under this Agreement. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

Section 3.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Purchased Shares and Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants, respectively) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of such agreement and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application from time to time in effect.

Section 3.3 Capitalization. As of the business day prior to the date hereof, the authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Common Stock, of which 30,872,064 shares of Common Stock are issued and outstanding, 18,827,825 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option plans, 1,161,537 shares of Common Stock are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock and such number of shares of Common Stock equal to the Purchased Shares plus 1.25 multiplied by the number of shares issuable upon exercise of the Warrants have been reserved for issuance pursuant to this Agreement (including the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants); (ii) 5,000,000 shares of preferred stock, none of which shares are issued or outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the

Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3.3, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrips, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities (including the issuance of the Warrant Shares upon exercise of the Warrants). The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company’s Chief Executive or Chief Financial Officer on behalf of the Company on the Closing Date.

Section 3.4 Issuance of Shares. The Purchased Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of or otherwise pursuant to the Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

Section 3.5 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities. The Company further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company’s Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

Section 3.6 Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

Section 3.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Purchased Shares, Warrants and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity.

Section 3.8 No Consents. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in Schedule 3.8, the Company is not in violation of the listing requirements of the Principal Exchange and the Company is not aware of any event or condition that could reasonably be expected to cause the Common Stock to be delisted by the Principal Exchange in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 3.9 SEC Documents; Financial Statements. Except as set forth on Schedule 3.9, since December 31, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities 1934 Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Buyer true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Neither the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-K”), nor any of the other reports filed by the Company pursuant to Sections 13 or 15(d) of the 1934 Act, since the date of the filing of the Form 10-K, contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, as of its filing date.

Section 3.10 Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries (other than changes which have been disclosed in the SEC Documents filed since such date or listed on Schedule 3.10).

Section 3.11 Absence of Litigation. Except as set forth on Schedule 3.11, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3.11 contains a complete list and summary description of any pending or threatened material proceeding against or affecting the Company or any of its Subsidiaries. The Company and its Subsidiaries are unaware of any facts or circumstances which are reasonably likely to give rise to any of the foregoing and would reasonably be expected to have a Material Adverse Effect.

Section 3.12 Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3.12 hereof, to the best of the Company’s knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3.12 hereof, to the best of the Company’s knowledge, as presently contemplated to be operated in the future); the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which are reasonably likely to give rise to any of the foregoing and would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of their Intellectual Property.

Section 3.13 No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

Section 3.14 Tax Status. Except as set forth on Schedule 3.14, the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3.14, none of the Company’s tax returns is presently being audited by any taxing authority.

Section 3.15 Certain Transactions. Except as set forth on Schedule 3.15 and as otherwise disclosed in the SEC Documents and except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3.3, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.16 Disclosure. Other than information requested by (and delivered to) the Buyers in their diligence review, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that the Company believes constitutes material nonpublic information. The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement (including the Schedules to this Agreement) and provided to the Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading (other than any information the Buyer has refused to accept). No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed that was (or is) required to be disclosed or announced under applicable securities laws or Nasdaq rules and regulations (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article II.

Section 3.17 Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of an arm’s length Buyer with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Buyers or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers’ purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

Section 3.18 No Integrated Offering. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company’s securities (past, current or future other than the securities issued pursuant to the Common Stock and Warrant Purchase Agreement, dated June 25, 2005, by and among the Company and the Buyers) for purposes of any stockholder approval provisions (under the rules of the Principal Exchange or otherwise) applicable to the Company or its securities.

Section 3.19 No Brokers. Except as set forth in Schedule 3.19, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 3.20 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents (as defined in Section 8.14), including, without limitation, as a result of the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

Section 3.21 Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”) except in such instances where the failure to possess such Company Permits would not, either individually or in the aggregate, have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, the suspension or cancellation of which would not, either individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2003, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

Section 3.22 Environmental Matters.

(a) Except as set forth in Schedule 3.22, there are, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(b) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(c) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

Section 3.23 Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3.23. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

Section 3.24 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 3.25 Internal Accounting Controls. Except as set forth on Schedule 3.25, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.26 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.27 Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured). The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

Section 3.28 No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

Section 3.29 Off-Balance Sheet Transactions. Except as described in the SEC Filings, there are no material off-balance sheet transactions (as defined in Regulation S-K Item 303(a)(4)(ii)), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

ARTICLE IV

COVENANTS

Section 4.1 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article VI of this Agreement.

Section 4.2 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

Section 4.3 Reporting Status. The Company’s Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

Section 4.4 Disclosure of Transaction; Other Disclosure. The Company shall issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable after the Closing but in no event later than one (1) hour after Closing; provided, however, that if Closing occurs after 4:00 p.m. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 a.m. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the SEC a Current Report on Form 8-K (the “Transaction Disclosure”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement and the Warrants) prior to the third (3rd) Trading Day following the date of execution of this Agreement. Such press release and Form 8-K shall be subject to prior review and comment by the Buyers.

Section 4.5 Use of Proceeds. The Company shall use the proceeds from the sale of the Units for general corporate purposes and working capital and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

Section 4.6 Expenses. At the Closing, the Company shall deliver up to $25,000 by wire transfer of immediately available funds to NightWatch Capital Advisors, LLC (“NightWatch”) (in accordance with NightWatch’s written instructions) for all out of pocket expenses incurred (and for which documentation is delivered to the Company) by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

Section 4.7 Financial Information. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

Section 4.8 Reservation of Shares. On and after the Closing Date, the Company shall at all times have authorized, and reserved for the purpose of issuance (including being free of any preemptive rights), a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants (based on the exercise price of the Warrants in effect from time-to-time). The Company shall not reduce the number of shares reserved for issuance upon exercise of or otherwise pursuant to the Warrants without the consent of the Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 1.25 times the number that is then actually issuable upon exercise of or otherwise pursuant to the Warrants (based on the exercise price of the Warrants in effect from time-to-time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares to be issued upon exercise of or otherwise pursuant to Warrants (based on the exercise price of the Warrants in effect from time-to-time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4.8, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

Section 4.9 Listing. The Company shall promptly secure the listing of the Purchased Shares and Warrant Shares upon the Principal Exchange and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Buyers owns any of the

Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Purchased Shares issuable pursuant to this Agreement, Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Principal Exchange, the Nasdaq SmallCap Market (the “Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the American Stock Exchange (“AMEX”) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Exchange and any other exchanges or automated quotation systems on which the Common Stock is then listed. The Company shall promptly provide to the Buyer copies of any notices it receives from the Principal Exchange and any other exchanges or automated quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

Section 4.10 No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

Section 4.11 Disclosure of Material Information. In the event that the Company comes into possession of any material non-public information, the Company shall make full and complete public disclosure if and to the extent required by applicable securities laws (including all common law formulations thereof). The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided or will provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 4.12 Additional Equity Capital. The Company agrees to consult in good faith with NightWatch about meeting any equity financing needs at any time prior to the second anniversary date of the Closing Date. For a period of two years following the Closing Date, prior to offering (or accepting any offer) to issue or sell to any third party (a “Subsequent Financing”), (i) securities related to any additional equity or equity-related financing (including debt financing with an equity component) or (ii) Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (clauses (i) and (ii) are collectively referred to herein as the “Financing Securities”), the Company covenants and agrees to offer in writing (a “Rights Notice”) to the Buyers (or their affiliates) the right to purchase (on a pro rata basis among the Buyers in accordance with their percentage of securities purchased hereunder) Units having an aggregate purchase price of $3,000,000 (the “Additional Units”), in one or more transactions, on substantially the same terms and conditions set forth in this Agreement (the “First Offer Rights”). The Rights Notice shall provide the Buyers (or their affiliates) an option to exercise the First Offer Rights during the fifteen (15) Trading Days following delivery of the Rights Notice (the “Option Period”), and pursuant to the same forms of definitive agreements as the Transaction Documents. If a Buyer elects not to exercise its First Offer Rights, the other Buyers may participate on a pro rata basis so long as such participation in the aggregate does not exceed the aggregate Additional Units being offered by the Company in such transaction. If a Buyer elects to exercise its First Offer Rights, it shall do so in written notice of exercise signed by such Buyer and delivered to the Company during the Option Period, which written notice shall also indicate whether such Buyer is electing to purchase any Additional Units (and if so, the aggregate dollar value thereof) otherwise offered to any other Buyer and as to which such other Buyer does not exercise its First Offer Rights. Any such written notice of exercise shall represent an irrevocable and binding commitment by the Buyer to purchase such Additional Units as to which the applicable Buyer is exercising its First Offer Rights, plus any additional Additional Units pursuant to the preceding sentence, and shall represent a commitment by the Company to sell such Additional Units (not to exceed $3,000,000 in aggregate purchase price pursuant to all exercises of First Offer Rights) on a closing date no later than ten (10) Trading Days after the delivery of such notice of exercise. The First Offer Rights will expire upon the earlier of (i) the second anniversary of the Closing Date or (ii) the Purchase by the Buyers of an aggregate of $3,000,000 of Units. If the Company does not receive notice of exercise of a Rights Option from any of the Buyers within the Option Period, the Company shall have the right to negotiate and close any Subsequent Financing with a third party. Subject to the requirements set forth in the first sentence of this Section 4.12, notwithstanding the Company has received notice of exercise of a Rights Option from a Buyer, it will be permitted to negotiate and close a Subsequent Financing if the Company requires additional financing. For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A “Permitted Financing” shall mean (1) shares of Common Stock or other Financing Securities issued in connection with a strategic relationship, joint venture or investment in the Company (so long as (i) the main purpose of which is not to raise equity capital and (ii) the Company’s board of directors approves such issuance solely for strategic purposes); provided, however, such number of shares of Common Stock (or Financing Securities convertible or exercisable into Common Stock) issuable pursuant to this clause (1) shall not be in excess of 1,500,000 shares (subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Common Stock occurring subsequent to the date hereof)) without written consent of the Buyers; (2) shares of Common Stock or other Financing Securities issued in connection with a strategic merger or acquisition, (3) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Company’s equity incentive policies; (4) shares of Common Stock to be issued in a public underwritten offering; and (5) the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof.

Section 4.13 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2.6 of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2.6 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

Section 4.14 Board Seat. So long as NightWatch owns in excess of 12.5% (calculated on an as-converted basis with respect to NightWatch) of the issued and outstanding Common Stock, from and after the Closing Date, NightWatch shall have the right to appoint one (1) member to the Company’s board of directors; provided, however, that any board member appointed by NightWatch hereunder shall be subject to the approval of the Company’s board of directors, which approval shall not be unreasonably withheld. In the event NightWatch’s appointee to the Company’s board is not approved by the Company’s board of directors, NightWatch shall have the right to reappoint nominees until NightWatch’s appointee is acceptable to the Company’s board of directors. Upon approval of the NightWatch appointee as a nominee for the Company’s board of directors, the Company shall take all actions necessary to insure election or appointment to the Company’s board of directors of such appointee. In calculating the issued and outstanding Common Stock for purposes of this Section 4.14, any shares issued pursuant to clause (1) of the definition of “Permitted Financing” contained in Section 4.14 will be deemed not to be issued and outstanding. The Company agrees to continue to maintain directors and officers insurance for all of its directors in such amounts as the Company’s board of directors shall in good faith determine is adequate. So long as an appointee of NightWatch serves as a member of the Company’s board of directors pursuant to this Section 4.12, all rights of NightWatch to have a representative act as an observer pursuant to Section 4.12 of the Common Stock and Warrant Purchase Agreement, dated June 25, 2005, by and among the Company and the Buyers, shall be suspended. The covenants set forth in this Section 4.14 are solely for the benefit of NightWatch and its affiliates and are not for the benefit of any of the other Buyers.

Section 4.15 Adjustment of Purchase Price. In the event the Common Stock is delisted from the Principal Exchange due to the Company’s failure to timely file its quarterly reports on Form 10-Q for any of the three-month periods ended March 31, 2005, June 30, 2005 or September 30, 2005 (the “Delisting”), the Company hereby agrees to reset the Purchase Price Per Unit at a price equal to the Adjusted Purchase Price Per Unit. The Company agrees to issue to the Buyers on the Adjustment Date (as defined below) an additional aggregate number of Units equal to (i) the quotient arrived at by dividing (x) the Aggregate Purchase Price by (y) the Adjusted Purchase Price Per Unit (as defined below) minus (ii) the number of Units issued on the Closing Date. The additional Units issued pursuant to this Section 4.15 shall be allocated among the Buyers in proportion to the Units issued to each Buyer at the Closing. The Exercise Price (as defined in the Warrants) of the Warrants issued pursuant to this Section 4.15 shall be equal to 150% of the Adjusted Purchase Price Per Unit; provided, however, that in no event shall the Exercise Price of the Warrants issued pursuant to this Section 4.15 be less than $1.58. The “Adjusted Purchase Price Per Unit” shall equal the VWAP (as defined herein) for the three (3) consecutive Trading Day period immediately following the Announcement Date; provided, however, that the Adjusted Purchase Price Per Unit shall in no event be less than $0.95. The “Adjustment Date” shall be the fourth (4th) Trading Day immediately after to the Announcement Date. “VWAP” means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on the Nasdaq National Market (the “Principal Exchange”) as reported by Bloomberg, L.P., or any successor performing similar functions. The “Announcement Date” shall be the Trading Day on which a press release is issued by the Company (or any other public disclosure is made) announcing the Delisting; provided, however, that if such press release is issued (or public disclosure is made) prior to 9:00 a.m. Eastern Time on a Trading Day, the “Announcement Date” will be deemed to be the previous Trading Day. The Company hereby agrees not to issue a press release (or make any other public disclosure) announcing the Delisting between 9:00 a.m. Eastern Time and 4:00 p.m. Eastern Time on any Trading Day.

ARTICLE V

TRANSFER AGENT

Section 5.1 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent to issue certificates, registered in the name of each Buyer or its nominee, for the Purchased Shares at the Closing, the Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, each in such amounts as specified from time to time by each Buyer to the Company (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Purchased Shares and Warrant Shares under the 1933 Act or the date on which the Purchased Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2.7 of this Agreement. The Company warrants that no instruction, other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.1 and stop transfer instructions to give effect to Section 2.6 hereof (in the case of the Purchased Shares and Warrant Shares, prior to registration of the Common Shares and Warrant Shares under the 1933 Act or the date on which the Purchased Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Purchased Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement set forth in Section 2.7 hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities and to comply with the plan of distribution portion of the prospectus contained in the Registration Statement (as defined in the Registration Rights Agreement). If a Buyer provides the Company with (i) an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144 and that the Securities will be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Purchased Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions Precedent to the Obligation of the Company to Issue and Sell the Units. The obligation hereunder of the Company to issue and sell the Units to a Buyer is subject to the satisfaction, at or prior to the Closing Date, of each of the conditions set forth below provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

(b) The applicable Buyer shall have delivered the Purchase Price for the Units which it is purchasing in accordance with Section 1.2 above.

(c) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made). The applicable Buyer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by applicable the Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6.2 Conditions Precedent to the Obligation of the Buyer to Purchase the Units. The obligation of a Buyer to purchase the Units hereunder is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions provided that these conditions are for such Buyer’s sole benefit and may be waived (in whole or in part as to any portion of its obligation to purchase the Securities hereunder) by such Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

(b) The Company shall have delivered to such Buyer (i) duly executed certificates (in such denominations as the Buyer shall request) representing the Common Shares and (ii) duly executed Warrants, each in accordance with Section 1.2 above.

(c) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

(d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made). The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date. The Buyer shall have received a certificate or certificates, executed on behalf of the Company by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to, those matters described in Section 3.3 above, and certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

(e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(f) Since the date hereof, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred.

(g) The trading of the Common Stock (including without limitation the Purchased Shares and Warrant Shares) shall not have been suspended by the SEC, the Principal Exchange or the National Association of Securities Dealers, Inc. (the “NASD”) and the Common Stock (including without limitation the Purchased Shares and Warrant Shares) shall have been authorized and approved for listing or quotation on and shall not have been delisted from the Principal Exchange.

(h) Neither the Dow Jones Industrial Average nor the Nasdaq Composite Index shall be down more that 5% from their close on the date of execution of this Agreement.

(i) The Buyer shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit “C” attached hereto.

(j) An event of default shall not have occurred or continue to occur pursuant to any material agreement of the Company.

ARTICLE VII

INDEMNIFICATION

The Company agrees to indemnify and hold harmless the Buyer, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (a “Control Person”), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation) (“Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, affiliates, officers, directors, employees, duly authorized agents and Control Persons (collectively, the “Indemnified Parties”), becomes subject to, resulting from, arising out of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Indemnified Party and arising primarily out of or primarily resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Buyer and not to the transactions contemplated by this Agreement. The Company and the Buyer hereby agree to resolve any claim for indemnification under this Article VII pursuant to the procedures for indemnification set forth in Section 6 of the Registration Rights Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

Section 8.2 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Attention: John Thompson

Facsimile: (650) 614-8301

With copy to:

Fenwick & West LLP

275 Battery Street

San Francisco, CA 94111

Attention: David K. Michaels

Facsimile: (415) 281-1350

If to a Buyer: To the address set forth immediately below such Buyer’s name on the signature pages hereto with a copy to its legal counsel as set forth below such Buyer’s name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

Section 8.3 Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 8.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 8.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Section 8.6 Entire Agreement; Amendments. This Agreement, the Registration Rights Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties with respect to the matters covered herein and therein and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Buyer purchasing Units representing at least 50% of the number of Units sold pursuant to this Agreement. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or their Securities then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement, the Registration Rights Agreement or the Warrants unless the same consideration also is offered to all the parties to this Agreement or the Registration Rights Agreement or holders of the Warrants, as the case may be. The Company shall give prompt written notice to a Buyer of any amendment hereof or waiver hereunder that was effected without the Buyer’s written consent. No waivers of any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

Section 8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9 Survival. The representations and warranties of the Company set forth in Article III and the agreements and covenants set forth in Articles II, IV, V, VII and VIII shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

Section 8.10 Publicity. The Company and NightWatch shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although NightWatch shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon).

Section 8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.13 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including the failure to deliver unlegended, freely tradable Purchased Shares on the Closing Date), that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

Section 8.14 Independent Nature of Buyers.

(a) The Company acknowledges that the obligations of each Buyer under this Agreement, the Registration Rights Agreement, the Warrants and any other document entered into in connection with this Agreement, the Registration Rights Agreement, the Warrants and the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”) are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to this

Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Buyer or by any agent or employee of any other Buyer, and, as between the Buyers no Buyer or any of its agents or employees shall have any liability to any Buyer relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained in the Transaction Documents, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(b) Each Buyer has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Buyers. Such counsel does not represent all of the Buyers but only such Buyer and the other Buyers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Buyers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

KANA SOFTWARE, INC.

By:	/S/ JOHN THOMPSON
Name:	John Thompson
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

NIGHTWATCH CAPITAL PARTNERS, LP

By NightWatch Capital Management, LLC, its general partner

By:	/S/ JOHN F. NEMELKA
John F. Nemelka
Managing Principal

Number of Units Purchased: 1,275,096
Purchase Price: $1,941,589
Residency:

NIGHTWATCH CAPITAL PARTNERS II, LP

By NightWatch Capital Management, LLC, its general partner

By:	/S/ JOHN F. NEMELKA
John F. Nemelka
Managing Principal

Number of Units Purchased: 913,910
Purchase Price: $1,391,611
Residency:

each c/o NightWatch Capital Advisors, LLC

3311 North University Avenue, Suite 200

Provo, Utah 84604

Phone: (801) 805-1305

Fax: (801) 344-8773

Attention: John F. Nemelka

Copy all notices to:

Akerman Senterfitt

One S.E. 3rd Avenue, 28th Floor

Miami, Florida 33131-1714

Attention: Martin T. Schrier, Esq.

RHP MASTER FUND, LTD.

By:	Rock Hill Investment Management, L.P.,
its investment manager

By:	RHP General Partner, LLC

By:	/S/ KEITH S. MARLOWE
Keith S. Marlowe
Director

Number	of Units Purchased: 437,906

Purchase Price: $666,800

Residency: Cayman Islands

c/o Rock Hill Investment Management, L.P.

3 Bala Plaza – East, Suite 585

Bala Cynwyd, PA 19004

Phone: (610) 949-9700

Fax: (610) 949-9600

Attention: Keith S. Marlowe

Copy all notices to:

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attention: Gerald J. Guarcini, Esq.

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